Item 77C - DWS Large Cap Value Fund,
DWS Dreman High Return Equity Fund
and DWS Dreman Small Cap Value
Fund, each a series of DWS Value Series, Inc. (the "Registrant")

Registrant incorporates by reference its
Proxy Statement dated June 5, 2006, filed on
June 6, 2006 (Accession No. 0001193125-
06-125256).

A Special Meeting of shareholders (the "Meeting") of DWS Large Cap Value Fund (Classes AARP and
R), DWS Dreman High Return Equity Fund (Class
I) and DWS Dreman Small Cap Value Fund
(Classes I and R) was held on June 28, 2006, at the offices of Deutsche Asset Management, 345 Park
Avenue, New York, New York 10154. At the
Meeting, the following matters were voted upon by the shareholders (the resulting votes are presented below).

DWS Large Cap Value Fund (Class AARP):

Proposal to approve a Plan of Reclassification to reclassify all of the Fund's Class AARP shares as Class S shares.

Affirmative
Against
Abstain
671,146.398
51,214.996
25,710.008

The Meeting was reconvened on July 19, 2006, at which time the following matter was voted upon by the shareholders (the resulting votes are presented below):

DWS Dreman Small Cap Value Fund (Class I):

Proposal to approve a Plan of Reclassification to reclassify all of the Fund's Class I shares as Class
Institutional shares.

Affirmative
Against
Abstain
26,129.304
0.000
0.000

The Meeting was reconvened on August 10, 2006, at which time the following matter was voted upon by the shareholders (the resulting votes are presented below):

DWS Large Cap Value Fund (Class R):

Proposal to approve a Plan of Reclassification to reclassify all of the Fund's Class R shares as Class A shares.

Affirmative
Against
Abstain
30,607.336
2,086.606
524.587

DWS Dreman Small Cap Value Fund (Class R):

Proposal to approve a Plan of Reclassification to reclassify all of the Fund's Class R shares as Class A shares.

Affirmative
Against
Abstain
90,484.600
375.045
742.068

The Meeting was reconvened on August 31, 2006, at which time the following matter was voted upon by the shareholders (the resulting votes are presented below):

DWS Dreman High Return Equity Fund (Class
I):

Proposal to approve a Plan of Reclassification to reclassify all of the Fund's Class I shares as Class
Institutional shares.

Affirmative
Against
Abstain
261,051.451
6,985.656
2,105.280




G:\sec_reg\NSAR\2006\113006\Exhibit 77C - DWS Value
Series.doc